Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-180535 on Form S-1 of GeoVax Labs, Inc. of our report dated March 14, 2014, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/S/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia
March 14, 2014